Exhibit 99.1

       Allos Therapeutics Reports First Quarter 2004 Financial Results

    WESTMINSTER, Colo., May 6 /PRNewswire-FirstCall/ -- Allos Therapeutics, Inc. (Nasdaq: ALTH) today reported financial results for the first quarter 2004. For the three months ended March 31, 2004, the Company reported a net loss of $5.1 million, or $0.17 per share. This compares to a net loss of $7.1 million, or ($0.28) per share, for the first quarter of 2003.

    Cash, cash equivalents, short-term investments and long-term marketable securities as of March 31, 2004 were $41.5 million.

    First quarter highlights:

     * The U.S. Food and Drug Administration (FDA) accepted for Priority Review the Company's New Drug Application (NDA) to market RSR13 (efaproxiral) as an adjunct to whole brain radiation therapy for the treatment of brain metastases from breast cancer. On May 3, 2004, the FDA's Oncologic Drugs Advisory Committee (ODAC) reviewed and voted not to recommend approval of RSR13 for this indication. The FDA's Division of Oncology Drug Products is expected to take final action on the Company's NDA by June 4, 2004.

     * Allos launched the ENRICH trial, a randomized, multi-center, open label Phase 3 trial of RSR13 as an adjunct to whole brain radiation therapy for the treatment of brain metastases from breast cancer.

     * The National Breast Cancer Coalition (NBCC) partnered with Allos to support enrollment in the ENRICH trial and to gain additional insight about how to improve radiation treatment for women with brain metastases from breast cancer.

     * Allos launched a Phase I clinical trial of RSR13 (efaproxiral) and supplemental oxygen with concurrent chemoradiation therapy in patients with locally advanced, unresectable (Stage IIIA/Stage IIIB) non-small cell lung cancer (NSCLC).

     Conference Call

     Allos Therapeutics will host a conference call to review the company's first quarter 2004 results at 11:00 a.m. EDT on Thursday, May 6, 2004. The dial in number for U.S. residents to participate is 800-915-4836. International callers should dial 1-973-317-5319.

    Conference Call Replay

    An audio replay of the conference call will be available from 1:00 p.m. EDT on Thursday, May 6, 2004 until midnight on May 12, 2004. To access the replay, please dial 1-800-428-6051 (U.S./Canada); international +1-973-709-2089; the conference ID number is 353018.

    Webcast
    Allos Therapeutics will hold a live webcast of the conference call. The webcast will be available from the homepage and the investor relations section of the company's web site at www.allos.com and will be archived for 30 days.

    About Allos Therapeutics, Inc.

    Allos Therapeutics, Inc. is a biopharmaceutical company focused on developing and commercializing innovative drugs for improving cancer treatments. The company's lead clinical candidate, RSR13 (efaproxiral), is a synthetic small molecule that has the potential to sensitize hypoxic (oxygen deprived) tumor tissues and enhance the efficacy of standard radiation therapy. In addition, Allos is developing PDX, an injectable small molecule chemotherapeutic agent that has a superior potency and toxicity profile relative to methotrexate and other dihydrofolate reductase, or DHFR, inhibitors. For more information, please visit the company's web site at: www.allos.com.

    This announcement contains forward-looking statements that involve risks and uncertainties. Future events may differ materially from those discussed herein due to a number of factors, including, but not limited to, risks and uncertainties related to the timing of the FDA's action on the NDA, as well as other risks and uncertainties detailed from time to time in the Company's SEC filings, including its Annual Report on Form 10-K/A for the year ended December 31, 2003. All forward-looking statements are based on information currently available to the company on the date hereof, and the company assumes no responsibility to update such statements.


                            ALLOS THERAPEUTICS, INC.
                       CONDENSED STATEMENTS OF OPERATIONS
             (in thousands - except share and per share information)
                                   (unaudited)


                                                        Three Months Ended
                                                                       March 31,

                                                        2004          2003
    Operating expenses:
      Research and development                         $1,989        $3,406
      Clinical manufacturing                              783         2,080
      Marketing, general and administrative             2,513         2,019

       Total operating expenses                         5,285         7,505


   Loss from operations                                (5,285)       (7,505)
   Interest and other income, net                         138           372


   Net loss                                           $(5,147)      $(7,133)


    Net loss per common share: basic and diluted       $(0.17)       $(0.28)
    Weighted average common shares --
     basic and diluted                             31,109,944    25,880,216



                            ALLOS THERAPEUTICS, INC.
                            CONDENSED BALANCE SHEETS
                                 (in thousands)
                                   (unaudited)


                                         March 31, 2004     December 31, 2003
    ASSETS
      Cash, cash equivalents and
       short-term investments                   $41,405               $45,447
      Other current assets                          504                 1,121
      Long-term marketable securities               139                   150
      Equipment and leasehold
       improvements, net                          1,318                 1,456

        Total assets                            $43,366               $48,174

    Liabilities and Stockholders' Equity
      Liabilities                                $2,924                $2,763
      Stockholders' equity                       40,442                45,411
        Total liabilities and stockholders'
         equity                                 $43,366               $48,174


SOURCE  Allos Therapeutics, Inc.
    -0-                             05/06/2004
    /CONTACT: Monique M. Greer, VP, Corporate Communications and Investor Relations of Allos Therapeutics, +1-720-540-5241, mgreer@allos.com; or Media, Fern Lazar of Lazar Partners Limited, +1-212-867-1762, flazar@lazarpartners.com, for Allos Therapeutics/
    /Web site:  http://www.allos.com/
    (ALTH)

CO:  Allos Therapeutics
ST:  Colorado
IN:  HEA MTC BIO
SU:  ERN CCA MAV